Exhibit 3.1(f)(ii)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

               NEW MEXICO CHECK MART, INC.  /  127,160-0
     ----------------------------------------------------------------------

          CORPORATE NAME AND NMSCC CERTIFICATE OF INCORPORATION NUMBER


               Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The corporate name of the corporation is:

                           NEW MEXICO CHECK MART, INC.

     SECOND:   The following amendment to the Articles of Incorporation was adopted by the SOLE SHAREHOLDER of the corporation on January 30, 1995 in the manner prescribed by the New Mexico Business Corporation Act:

                                   ARTICLE I.

                                      NAME
                                      -----
     THE NAME OF THE CORPORATION IS CHECK MART OF NEW MEXICO, INC.

     THIRD:    The number of shares of the corporation outstanding at the time of such adoption was ONE HUNDRED and the number of shares entitles to vote thereon was ONE HUNDRED.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                    CLASS               NUMBER OF SHARES

                                  INAPPLICABLE

     FIFTH:    The number of shares voting for such amendment was ONE
     HUNDRED and the number of shares voting against such amendment was ZERO.

     SIXTH:    The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                    CLASS               NUMBER OF SHARES VOTING

                                             FOR AGAINST

                                  INAPPLICABLE

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                    NO CHANGE




     Dated:  January 30, 1995.


                                   NEW MEXICO CHECK MART, INC.


                                   By   /s/ Jeffrey Weiss
                                        ------------------------------
                                        Jeffrey Weiss, President

                                   and  /s/ Donald Gayhardt
                                        ------------------------------
                                        Donald Gayhardt, Secretary


          Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.


                                        /s/ Donald Gayhardt
                                        ------------------------------
                                        Donald Gayhardt, Secretary







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